Exhibit 15.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS
We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-155427) and Form S-8 (No. 333-151802) of Unilever N.V. and on Form F-3 (No. 333-155427-02) and Form S-8 (No. 333-103491-01) of Unilever PLC of our report dated 2 March 2010 relating to the financial statements and the effectiveness of internal control over financial reporting which appears in this Form 20-F.
Rotterdam, The Netherlands, 5 March 2010
PricewaterhouseCoopers Accountants N.V.
As auditors of Unilever N.V.
/s/ R A J Swaak RA
R A J Swaak RA
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
London, United Kingdom
As auditors of Unilever PLC
5 March 2010